2022 Earnings Release Presentation February 16, 2023

2 Available Information On February 16, 2023, Consolidated Edison, Inc. issued a press release reporting its 2022 earnings and filed with the Securities and Exchange Commission the company’s 2022 Form 10-K. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-K. Copies of the earnings press release and the Form 10-K are available at: www.conedison.com/en/. (Select “For Investors” and then select “Press Releases” and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including, but not limited to, that the proposed sale of the Clean Energy Businesses may not occur on the contemplated terms, timeline or at all, Con Edison's subsidiaries are extensively regulated and are subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems and the performance and failure to retain and attract employees and contractors could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it may have substantial unfunded pension and other postretirement benefit liabilities; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions and inflation; and it also faces other risks that are beyond its control. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation also contains financial measures, adjusted earnings and adjusted earnings per share (adjusted EPS) and, for the Clean Energy Businesses (CEBs), adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the impact of the anticipated sale of the Clean Energy Businesses, the impairment loss related to Con Edison's investment in Stagecoach, the loss from the sale of a renewable electric project, the effects of the Clean Energy Businesses' HLBV accounting for tax equity investors in certain renewable and sustainable electric projects and mark-to-market accounting and the related tax impact of such HLBV accounting and mark-to-market accounting on the parent company. Adjusted EBITDA for the CEBs refers to the CEBs' net income for common stock, excluding the effects of HLBV and mark-to-market accounting, before interest, taxes, depreciation and amortization plus the pre-tax equivalent of production tax credits. Management uses adjusted earnings and adjusted EPS to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management uses the CEBs' adjusted EBITDA to evaluate the performance of the CEBs. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of the financial performance of Con Edison and the CEBs. For more information, contact: Jan Childress, Director, Investor Relations Kiley Kemelman, Section Manager, Investor Relations Caroline Elsasser, Sr Financial Analyst, Investor Relations Tel: 212-460-6611 Tel: 212-460-6562 Tel: 212-460-4431 Email: childressj@coned.com Email: kemelmank@coned.com Email: elsasserc@coned.com Investor Relations conEdison.com

Organizational Structure a. As of December 31, 2022. b. Senior unsecured ratings and outlook shown in order of Moody’s / S&P Global Ratings (S&P) / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. c. Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses or CEBs) were classified as held for sale as of December 31, 2022. Regulated Energy Delivery Orange and Rockland Utilities, Inc. (O&R) Consolidated Edison Company of New York, Inc. (CECONY) FERC Regulated Transmission Market Cap(a): $33.8 billion Ratings(b): Baa2 / BBB+ / BBB+ Outlook(b): Stable / Stable / Stable Con Edison Transmission, Inc. (Con Edison Transmission or CET) Rockland Electric Company (RECO) 3 Percentages of Total Assets by Business (a) 2022 Total Assets: $69 billion

Con Edison delivers electricity, gas and steam to 5.1 million customers • That's about 44% of New York State's electricity needs • CECONY's electric system is the most reliable in the U.S. • CECONY and O&R deliver natural gas to 1.2 million customers • CECONY operates the largest steam distribution system in the U.S. • Con Edison reported dividend growth for the 49th consecutive year—the longest record of any utility company in the S&P 500 4

Achieving Clean Energy Goals Con Edison's strong performance record continues with strategic moves that position it for growth and leadership in New York's clean energy transition. • The closing of the sale of the CEBs allows Con Edison to become a pure-play regulated business – Proceeds from the sale will strengthen the company's balance sheet and offset equity needs in 2023 and 2024 – There will be no long-term holding company debt • Solid 2022 performance, and growth projected for 2023 and beyond is funded by a sound financing plan • We forecast a 6.2% rate base growth over next three years • Adjusted earnings per share (Non-GAAP) for 2022 was $4.57 and GAAP earnings per share was $4.68 (see page 45 of this presentation for a reconciliation of GAAP to Non-GAAP) • 5% to 7% adjusted earnings per share growth forecast for next five years • 49 straight years of dividend increases 5

Achieving Clean Energy Goals Significant progress on business priorities set Con Edison's direction and focus the company on execution in 2023 and beyond. • CEB sale is expected to close on or about the end of the first quarter 2023 • Joint settlement agreement reached with the parties on CECONY Electric and Gas rate filing with a 3-year ROE of 9.25% and $11.8 billion in new capital investment authorized • In November 2022, as updated in February 2023, CECONY filed a request with the NYSPSC for a steam rate increase of $141 million, effective November 2023 • $14.6 billion in total capital investments forecasted for 2023 through 2025 to achieve reliability, safety, and clean energy objectives 6

Achieving Clean Energy Goals New York's aggressive clean energy goals require significant new investment in the state's energy infrastructure, creating strong growth potential for the company. Con Edison's demonstrated leadership in the clean energy transition guides the company's ESG efforts that remain core to its strategic direction. • Con Edison's Clean Energy Commitment reflects aggressive goals from New York State and New York City that are expected to strengthen under Governor Hochul and Mayor Adams. • We're investing nearly $800 million in the Reliable Clean City transmission infrastructure project to deliver renewable energy from solar plants and wind farms to our customers. • Company performance on ESG exceeds industry standards as was recognized by Forbes (Best Companies for Diversity) and CPA-Zicklin Index of Corporate Political Disclosure & Accountability (top score of 100%). 7

The Sale of the Clean Energy Businesses 8

Refocusing Our Business: Clean Energy Businesses Sale We reached an agreement to sell the Clean Energy Businesses to a subsidiary of RWE AG for $6.8 billion, subject to closing adjustments. • Con Edison can maintain focus on delivering highest value for customers throughout our region. • The transaction is expected to close on or about the end of the first quarter 2023. 9

Overview of CEB Sale and Use of Proceeds Transaction Overview • Net proceeds estimated to be $3.6 to $3.8 billion. • Con Edison plans the following use of proceeds, subject to the closing of the transaction: – Repay $1,250 million of parent company debt in 2023 – Forego common equity issuances in 2023 and 2024 – Repurchase up to $1,000 million of common shares • Con Edison has $767 million of unused general business tax credits at the end of 2022 that could offset up to 75% of the Federal income tax liability from a gain on sale 10

Rate Filing Update 11

Summary of CECONY Electric & Gas Joint Proposal(a) Proposed Rate Changes and Capital Expenditures Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc. Electric Case number 22-E-0064 Gas Case number 22-G-0065 ($ in millions) Rate Change Average Rate Base Capital Expenditure Rate Change Average Rate Base Capital Expenditure Rate Year 1: 2023 $442 $26,095 $2,845 $217 $9,647 $1,121 Rate Year 2: 2024 518 27,925 2,877 173 10,428 1,115 Rate Year 3: 2025 382 29,362 2,791 122 11,063 1,061 Annual levelized rate increase 457 187 12 Joint proposal reflects ROE at 9.25% and equity ratio of 48% (a) The Joint Proposal is subject to approval by the NYSPSC.

Summary of CECONY Steam Rate Filing

On November 22, 2022, CECONY filed a request with the NYSPSC for a steam rate increase, effective November 1, 2023. On February 10, 2023, CECONY filed an update to the November 2022 request. The most recent steam rate filing was in 2013, for a 3-year rate plan that began January 2014.

Proposed Return on Equity and Equity Ratio

Return on equity.................10.0%
Equity ratio........................50.0%

Proposed Rate Changes and Capital Investments Update

Steam: Case number 22-S-0659			
($ in millions)	**Rate Change**	**Average Rate Base**	**Capital Expenditure**
Rate Year 1[(a)]	$141	$1,812	$114
Rate Year 2[(b)]	55	1,872	131
Rate Year 3[(b)]	53	1,926	141
Annual levelized rate increase	97		386

(a) Rate Year 1 amounts were proposed
(b) Rate Year 2 and Rate Year 3 were provided in rate filing for illustration to facilitate settlement discussions

($ in millions)	Steam *Case number 22-S-0659*	
Rate Year 1: Nov 2023 – Oct 2024	**Nov 2022 Filing**	**Feb 2023 Update**
New infrastructure investment	$ 18	$ 21
Depreciation	25	26
Property taxes	73	74
ROE/Financing	4	4
Revenue to cover sales shortfall	66	63
Operating expenses	(26)	(27)
Income taxes	(33)	(36)
All other	10	16
Total Rate Increase	**$ 137**	**$ 141**
Rate Base	$ 1,778	$ 1,812
ROE	10.00%	10.00%
Equity Ratio	50%	50%

Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc.

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CECONY Steam Rate Filing Decarbonization Pilot Projects 14 Summary • Includes a new mechanism for decoupling revenues from steam consumption • Continues full reconciliation of costs for pension and OPEBs and environmental remediation • Requests full reconciliation of property taxes, municipal support costs, and long-term debt cost rate and continued reconciliation for uncollectible costs • Requests reconciliation for labor and non-labor inflation rate to the extent that actual inflation rate deviates from what is assumed in the revenue requirement by 50 basis points up or down

CECONY Steam Illustrative Timeline (a) Nov 22, 2022 Feb 10, 2023 Mar 14, 2023 Apr 21, 2023 May 2, 2023 June 2023 July 2023 Aug 2023 Sept 2023 Oct 2023 Nov 2023 Filing with NYSPSC Company Update Staff/Intervenor Testimony Rebuttal Testimony Settlement Negotiations may begin New Rates in Effect Final Rate Decision Briefs on Exception Evidentiary Hearings Initial Briefs Reply Briefs ALJ Recommended Decision 15 (a) The utilities’ rate plans cover specified periods, but rates determined pursuant to a plan generally continue in effect until a new rate plan is approved by the state utility regulator. In NY, either the utility or the NYSPSC can commence a proceeding for a new rate plan, and a new rate plan filed by the utility will generally take effect automatically in approximately 11 months unless prior to such time the NYSPSC approves a rate plan. The NYSPSC may request that the utility agree to suspend its request for new rates beyond the 11 month period, but if the utility agrees then the NYSPSC typically allows the utility to recover its new rates as if they went into effect at the 11-month date.

Other NYS Regulatory Proceedings 16

NYS Public Service Commission Regulatory Proceedings 17 Accelerated Renewable Energy Growth Act • Authorize local transmission projects to achieve renewable power goals • PSC approved CECONY's Reliable Clean City projects totaling $780 million in cost • Develop "Phase 2" filing for projects that increase local capacity to deliver new renewable resources – Proposed transmission projects would cost $4.1 billion and add 7,700 MW of capacity to NY State's grid – Proposed Brooklyn Clean Energy Hub to meet local reliability needs and a make ready interconnection point for offshore wind Climate Leadership and Community Protection Act (CLCPA) • Monitor implementation of the New York State law to achieve climate change goals, e.g., 70% renewable power by 2040 • File a proposal by March 31, 2023 for a study of how to achieve significant reductions in carbon emissions from gas and the potential associated customer bill impacts • Requires annual Staff report on costs New Efficiency New York (NENY) and Electric Vehicles • PSC will conduct midpoint reviews for both proceedings that may result in changes to existing programs, including budget/targets Gas Planning • 20-year gas long range supply plan is due on May 31, 2023

Environmental, Social & Governance Resources 18

19 New York's Clean Energy Vision 2025 2030 2035 2040 2050 NYS: 6 GW of private solar NYC: 500 MW of energy storage NYS: 40% reduction in greenhouse gas emissions (from 1990 levels) NYS: 70% of Electricity from Renewable Generation NYS: 3 GW of energy storage NYS: 10 GW of private solar NYS: 9 GW off-shore wind NYC: City-owned non-emergency vehicles to be electric NYS: All new passenger vehicles in New York will need to be zero-emission NYS: 100% Zero Emissions electricity NYS: 85% reduction in greenhouse gas emissions (from 1990 levels)

Our Clean Energy Commitment: 5 Pillars Full Version: Clean Energy Commitment 20 Build the grid of the future. Empower all of our customers to meet their climate goals. Reimagine the gas system. Lead by reducing our company's carbon footprint. Partner with our stakeholders.

Clean Energy Update

Roughly 850 EV plugs, 39 MW of customer-owned solar and 10 MW of customer-owned battery storage capacity were installed in 4Q 2022



Customer-Owned Solar, Installed Capacity (MW)
800
600
400
200
0
2014 2015 2016 2017 2018 2019 2020 2021 2022
CECONY
O&R



Customer-Owned Battery Storage, Installed Capacity (MW)
50
40
30
20
10
0
2017 2018 2019 2020 2021 2022
CECONY
O&R

EV Plugs Installed Under PowerReady Program, Cumulative Total	2022[a]	Goal for 2025
INSTALLED EV PLUGS, TOTAL	2,662 125	18,996 2,916
LEVEL 2 PLUGS	2,526 123	18,539 2,845
DC FAST CHARGE PLUGS	136 2	457 71

a. Current funding authorization provides incentives to aid customers installing EV plugs. EV plugs installed under the PowerReady program reflect installed and operating EV chargers but may not reflect EV plugs fully processed through the PowerReady program to the point where incentives have been paid out.

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Leading the way to a clean energy future for all • Adapting for the climate we have now, planning for the climate we'll have in the future • Delivering CLCPA goals: – Reliable Clean City project – Brooklyn Clean Energy Hub – Infrastructure to support renewables • Reducing our own carbon footprint across the business • Investing in communities, delivering climate justice • Focusing on a diverse workforce and an inclusive culture 22

Recognition and Accolades Operating Awards • Service Reliability: PA Consulting ReliabilityOne – CECONY for Outstanding Reliability Performance in the Northeast Metropolitan Service Area and the Outstanding Technology & Innovation Award – O&R for Outstanding Reliability Performance in the Northeast Suburban/Rural Service Area and the Outstanding Customer Engagement Award • Energy Efficiency: Environmental Protection Agency – 2022 ENERGY STAR Partner of the Year Award Environmental, Social & Governance Awards • Political Accountability: CPA-Zicklin Index of Corporate Political Disclosure and Accountability - “Trendsetter” – top score of 100% • Diversity, Equity & Inclusion: As You Sow 2022 Racial Justice Russell 1000 Scorecard - CEI ranked 1st out of 32 companies in utility sector • Diversity, Equity & Inclusion: Forbes Best Companies for Diversity - top 5 in utilities 23

Con Edison Environmental, Social & Governance Resources • Climate Change Resilience and Adaptation Plan – January 2021 • Climate Change Vulnerability Study – December 2019 • Diversity and Inclusion Report examines Con Edison's diverse and inclusive culture • 2022 Proxy Statement • Highlighting how the Company supports our communities through Community Partnerships • Our Standards of Business Conduct guide our Political Engagement • Con Edison’s Clean Energy Vision looking toward a clean energy future • Sustainability Report - Con Edison's Sustainability report • 2022 Environmental, Social, and Governance Presentation Our ESG reporting standards (updated July 2022): • Edison Electric Institute / American Gas Association ESG templates – Industry reporting standards • Sustainability Accounting Standards Board (SASB) – Broad ESG reporting standard • Task Force on Climate-Related Financial Disclosures (TCFD) – Broad ESG reporting standard • Equal Employment Opportunity Component 1 Report (EEO-1) - Federal employer information report • Our environmental impacts including carbon emissions disclosures are filed with the Carbon Disclosure Project (CDP) Link to more ESG resources: https://conedison.gcs-web.com/environmental-social-and-governance-esg-resources 24

Strong Economic Performance 25

• Scale: Approximately $30 billion market cap provides scale as we transition. • Growing asset base: 6.2% three-year rate base CAGR reflects infrastructure investment needed for the clean energy future. • Solid credit ratings: strong balance sheet and financial management provide access to credit markets. • Simplified balance sheet: no long-term holding company debt post CEB sale. • Dividend aristocrat: 49 consecutive years of dividend increases for common shareholders is top among S&P 500 utilities. Strong Financials Underpin Our Clean Energy Transition 26

Dividend and Earnings Announcements

- On January 19, 2023, the company declared a quarterly dividend of 81 cents a share on its common stock.
- On February 16, 2023, the company is forecasting its adjusted earnings per share for the year 2023 to be in the range of $4.75 to $4.95 a share.[a][b] The company also forecasts a five-year compounded annual adjusted earnings per share growth rate of 5% to 7% based on its 2023 adjusted earnings per share guidance.



4Q 2022 vs. 4Q 2021
$0.53
$0.63
$0.81
$1.00
2022
2021
2022
2021
Reported EPS (GAAP)
Adjusted EPS (Non-GAAP)



2022 vs. 2021
$4.68
$3.86
$4.57
$4.39
2022
2021
2022
2021
Reported EPS (GAAP)
Adjusted EPS (Non-GAAP)

a. Adjusted earnings per share exclude the effects of HLBV accounting for tax equity investments and the related tax impact on the parent company (approximately $(0.02) a share after-tax).
b. In October 2022, Con Edison entered into a purchase and sale agreement pursuant to which Con Edison agreed to sell the Clean Energy Businesses to RWE Renewables Americas, LLC, a subsidiary of RWE Aktiengesellschaft. The Clean Energy Businesses were classified as held for sale as of December 31, 2022. Con Edison's forecast of adjusted earnings per share for the year of 2023 exclude the expected gain and other impacts related to the anticipated sale of the Clean Energy Businesses and the net mark-to-market effects of the Clean Energy Businesses, the amounts of which will not be determinable until the closing date. The transaction is expected to close on or about the end of the first quarter of 2023. The forecast reflects other operations and maintenance expenses of $2,860 million.

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Dividend Aristocrat 49 consecutive years of dividend increases with a CAGR of 5.72% and a target payout of 60% to 70% of adjusted earnings 28

Long-range Plans for a Safe, Reliable and Sustainable Future • Clean Energy: Economy-wide net-zero GHG emissions in our service area by 2050 • Climate Resilience: Increased resilience of our energy infrastructure to adapt to climate change • Core Service: World-class safety, reliability, and security, while managing the rate impacts and equity challenges of the energy transition • Customer Engagement: Industry-leading customer experience and facilitation through the energy transition These plans guide our programs and investments through 2050. We envision $72 billion in investments for CECONY and O&R over the next 10 years. Source: Long Range Plans | Con Edison 29

Phase 1 and Phase 2 Arrears Phase 1 In June 2022, the NYSPSC issued an order implementing a Phase 1 COVID-19 arrears assistance program that provides credits towards reducing the arrears balances of low-income electric and gas customers of CECONY and O&R. Phase 2 In January 2023, the NYSPSC issued an order implementing a Phase 2 COVID-19 arrears assistance program that provides credits towards reducing the arrears balances of residential and small commercial electric and gas customers of CECONY and O&R. Source: 2022 Form 10-K 30

4Q 2022 Earnings Earnings per Share Net Income for Common Stock ($ in Millions) 2022 2021 2022 2021 Reported EPS and Net Income for Common Stock – GAAP basis $0.53 $0.63 $190 $224 Impact of the anticipated sale of the Clean Energy Businesses (pre-tax) (0.05) — (17) — Income taxes (a) 0.36 — 128 — Impact of the anticipated sale of the Clean Energy Businesses (net of tax) 0.31 — 111 — HLBV effects (pre-tax) (0.05) (0.08) (18) (26) Income taxes (b) 0.02 0.02 5 8 HLBV effects (net of tax) (0.03) (0.06) (13) (18) Net mark-to-market effects (pre-tax) (0.06) (0.08) (19) (28) Income taxes (c) 0.02 0.03 6 9 Net mark-to-market effects (net of tax) (0.04) (0.05) (13) (19) Remeasurement of deferred state taxes related to prior year dispositions (net of federal taxes) 0.04 — 13 — Remeasurement of deferred state taxes related to prior year dispositions (net of federal taxes) 0.04 — 13 — Impairment loss related to investment in Mountain Valley Pipeline, LLC (pre-tax) — 0.65 — 231 Income taxes (d) — (0.19) — (69) Impairment loss related to investment in Mountain Valley Pipeline, LLC (net of tax) — 0.46 — 162 Impairment loss related to investment in Honeoye (pre-tax) — 0.02 — 5 Income taxes — — — — Impairment loss related to investment in Honeoye (net of tax) — 0.02 — 5 Impairment loss related to investment in Stagecoach (pre-tax) — — — 1 Income taxes (e) — — — — Impairment loss related to investment in Stagecoach (net of tax) — — — 1 Adjusted EPS and Adjusted Earnings – non-GAAP basis $0.81 $1.00 $288 $355 a. The impact of the anticipated sale of the Clean Energy Businesses is comprised of: transaction costs, the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets and the impact on the remeasurement of deferred state taxes and valuation allowance for deferred tax assets. The amount of income taxes for transaction costs and the effects of ceasing to record depreciation and amortization expenses was calculated using a combined federal and state income tax rate of 27% and 31% for the three months ended December 31, 2022, respectively. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the three months ended December 31, 2022 and 2021. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% and 31% for the three months ended December 31, 2022 and 2021, respectively. d. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the three months ended December 31, 2021. e. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the three months ended December 31, 2021. 31

Walk from 4Q 2021 EPS to 4Q 2022 EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) 4Q 2021 Reported EPS CECONY O&R CEBs CET Other 4Q 2022 Reported EPS $0.63 $(0.23) $(0.01) $0.13 $0.48 $0.53 4Q 2021 Adjusted EPS CECONY O&R CEBs CET Other 4Q 2022 Adjusted EPS $1.00 $(0.23) $(0.01) $0.01 $0.81 $0.04 (a) (a) a. Includes parent company and consolidation adjustments. $— $(0.47) 32

4Q 2022 vs. 4Q 2021 EPS Variances – Three Months Ended Variation CECONY(a) Higher gas rate base $0.03 Higher electric rate base 0.02 Higher income from allowance for funds used during construction 0.02 Weather impact on steam revenue 0.01 Lower storm-related costs 0.01 Resumption of the billing of late payment charges and other fees to allowed rate plan levels (0.20) Lower incentives earned under the electric and gas earnings adjustment mechanisms (EAMs) and positive incentives (0.06) Higher stock-based compensation costs (0.02) Regulatory commission expense (0.02) Higher health care and other employee benefits costs (0.01) Dilutive effect of stock issuances (0.01) Total CECONY $(0.23) O&R(a) Electric base rate increase 0.01 Gas base rate increase 0.01 Higher storm-related costs (0.01) Other (0.02) Total O&R $(0.01) Clean Energy Businesses(b) Higher wholesale revenue 0.47 Impact of the anticipated sale of the Clean Energy Businesses 0.12 Higher operation and maintenance expense from engineering, procurement and construction of renewable electric projects (0.27) Higher gas purchased for resale (0.15) HLBV effects (0.02) Net mark-to-market effects (0.01) Other (0.01) Total Clean Energy Businesses $0.13 a. Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations. b. The Clean Energy Businesses were classified as held for sale as of December 31, 2022. 33

4Q 2022 vs. 4Q 2021 EPS Variances – Three Months Ended Variation (Con't) Con Edison Transmission Impairment loss related to investment in Mountain Valley Pipeline, LLC 0.47 Impairment loss related to investment in Honeoye in 2021 0.02 Remeasurement of deferred state taxes related to prior year dispositions (0.01) Total CET $0.48 Other, including parent company expenses Impact of the anticipated sale of the Clean Energy Businesses (0.43) Remeasurement of deferred state taxes related to prior year dispositions (0.03) Impairment impact related to investment in Mountain Valley Pipeline, LLC (0.01) Total Other, including parent company expenses $(0.47) Reported EPS (GAAP) $(0.10) Impact of the anticipated sale of the Clean Energy Businesses 0.31 Remeasurement of deferred state taxes related to prior year dispositions 0.04 Net mark-to-market effects 0.01 HLBV effects 0.03 Impairment loss related to investment in Mountain Valley Pipeline, LLC (0.46) Impairment loss related to investment in Honeoye in 2021 (0.02) Adjusted EPS (non-GAAP) $(0.19) 34

4Q 2022 vs. 4Q 2021 EPS Reconciliation by Company

Three Months Ended December 31, 2022	CECONY	O&R	CEBs	CET	Other[e]	Total
Reported EPS – GAAP basis	**$0.71**	**$0.05**	**$0.25**	**$(0.01)**	**$(0.47)**	**$0.53**
Transaction costs related to the anticipated sale of the Clean Energy Businesses (pre-tax)	—	—	—	—	0.12	0.12
Income taxes (a)	—	—	—	—	(0.03)	(0.03)
Transaction costs related to the anticipated sale of the Clean Energy Businesses (net of tax)	**—**	**—**	**—**	**—**	**0.09**	**0.09**
Ceasing recording of depreciation and amortization expenses related to the anticipated sale of the Clean Energy Businesses (pre-tax)	—	—	(0.17)	—	—	(0.17)
Income taxes (b)	—	—	0.04	—	0.01	0.05
Ceasing recording of depreciation and amortization expenses related to the anticipated sale of the Clean Energy Businesses (net of tax)	**—**	**—**	**(0.13)**	**—**	**0.01**	**(0.12)**
Impact of the anticipated sale of the Clean Energy Businesses on the remeasurement of deferred state taxes and valuation allowance for deferred tax assets (net of federal taxes)	—	—	0.01		0.33	0.34
Impact of the anticipated sale of the Clean Energy Businesses on the remeasurement of deferred state taxes and valuation allowance for deferred tax assets (net of federal taxes)	**—**	**—**	**0.01**	**—**	**0.33**	**0.34**
HLBV effects (pre-tax)	—	—	(0.05)	—	—	(0.05)
Income taxes (c)	—	—	0.01	—	0.01	0.02
HLBV effects (net of tax)	**—**	**—**	**(0.04)**	**—**	**0.01**	**(0.03)**
Net mark-to-market losses (pre-tax)	—	—	(0.06)	—	—	(0.06)
Income taxes (d)	—	—	0.02	—	—	0.02
Net mark-to-market losses (net of tax)	**—**	**—**	**(0.04)**	**—**	**—**	**(0.04)**
Remeasurement of deferred state taxes related to prior year dispositions (net of federal taxes)	—	—	—	0.01	0.03	0.04
Remeasurement of deferred state taxes related to prior year dispositions (net of federal taxes)	**—**	**—**	**—**	**0.01**	**0.03**	**0.04**
Adjusted EPS – Non-GAAP basis	**$0.71**	**$0.05**	**$0.05**	**$—**	**$—**	**$0.81**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 27% for the three months ended December 31, 2022.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 32% for the three months ended December 31, 2022.
c. The amount of income taxes was calculated using a combined federal and state income tax rate of 34% for the three months ended December 31, 2022.
d. The amount of income taxes was calculated using a combined federal and state income tax rate of 37% for the three months ended December 31, 2022.
e. Includes parent company and consolidation adjustments.

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4Q 2022 vs. 4Q 2021 EPS Reconciliation by Company (Con't) CECONY O&R CEBs CET Other(d) Total Reported EPS – GAAP basis $0.94 $0.06 $0.12 $(0.49) $— $0.63 HLBV effects (pre-tax) — — (0.08) — — (0.08) Income taxes (a) — — 0.02 — — 0.02 HLBV effects (net of tax) — — (0.06) — — (0.06) Net mark-to-market losses (pre-tax) — — (0.08) — — (0.08) Income taxes (b) — — 0.03 — — 0.03 Net mark-to-market losses (net of tax) — — (0.05) — — (0.05) Impairment loss related to investment in Mountain Valley Pipeline, LLC (pre-tax) — — — 0.65 — 0.65 Income taxes (c) — — — (0.18) (0.01) (0.19) Impairment loss related to investment in Mountain Valley Pipeline, LLC (net of tax) — — — 0.47 (0.01) 0.46 Impairment loss related to investment in Honeoye (pre-tax) — — — 0.02 — 0.02 Income taxes — — — — — — Impairment loss related to investment in Honeoye (net of tax) — — — 0.02 — 0.02 Adjusted EPS – Non-GAAP basis $0.94 $0.06 $0.01 $— ($0.01) $1.00 Three Months Ended December 31, 2021 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the three months ended December 31, 2021. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the three months ended December 31, 2021. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the three months ended December 31, 2021. d. Includes parent company and consolidation adjustments. 36

4Q 2022 Developments(a) CECONY & O&R On February 16, 2023, CECONY, the New York State Department of Public Service (NYSDPS) and other parties entered into a Joint Proposal for CECONY electric and gas rate plans for the three-year period January 2023 through December 2025. (pages 8, 133, page 12 of this presentation) In November 2022, CECONY filed a request with the NYSPSC for an increase in the rates it charges for steam service rendered in New York, effective November 2023, of $137 million. The filing reflects a return on common equity of 10 percent and a common equity ratio of 50 percent. The proposals are detailed on pages 13-15 of this presentation. (page 133) In February 2023, CECONY updated its November 2022 request to the NYSPSC for a steam rate increase effective November 2023. The company increased its requested November 2023 rate increase by $4 million to $141 million, increased its illustrated November 2024 rate increase by $1 million to $55 million and increased its illustrated November 2025 rate increase by $4 million to $53 million. (page 133) In January 2020, and updated in August 2022 for CECONY, the NYSPSC issued an order directing energy efficiency targets and budgets for NY utilities. The order approved $2,000 million statewide for electric and gas energy efficiency programs and heat pump budgets, and associated targets, for the years 2020 through 2025 to meet the NYSPSC’s goal of reducing electric use by 3 percent annually and gas use by 1.3 percent annually by 2025. The order and subsequent update authorized budgets for the years 2020 through 2025 for: electric energy efficiency programs of $688 million and $71 million for CECONY and O&R, respectively; gas energy efficiency programs of $338 million and $17 million for CECONY and O&R, respectively; and heat pump programs of $746 million and $15 million for CECONY and O&R, respectively. (page 36) In October 2022, the New Jersey Board of Public Utilities (NJBPU) approved RECO’s electric vehicle make-ready program that includes a budget of $7.6 million through 2026 for electric vehicle infrastructure and related program costs. The NJBPU authorized RECO to recover these costs, including a full rate of return, in rates from customers. (page 36) In January 2023, the NYSPSC issued an order implementing a Phase 2 COVID-19 arrears assistance program that provides credits towards reducing the arrears balances of residential and small commercial electric and gas customers of CECONY and O&R. At the time the order was issued, CECONY’s and O&R’s eligible arrears balances were estimated to be $388.7 million and $2.9 million, respectively. The order authorizes a surcharge mechanism for recovery of the eligible credit amounts over a ten-year period commencing after credits are issued for CECONY and over a one-year period commencing after credits are issued for O&R. Pursuant to the order, CECONY and O&R agreed not to seek recovery of incremental financing costs incurred associated with arrears from March 2020 through December 2022 estimated to be $46 million, most of which is attributable to CECONY. To facilitate implementation, CECONY and O&R agreed to suspend residential terminations for non-payment through March 1, 2023 or 30 days after credits have been applied, whichever is later. (pages 146) a. Page references to 2022 Form 10-K. 37

4Q 2022 Developments (cont'd)[a]

CECONY & O&R

- The Utilities' estimates, under Design Weather Conditions, for the 2023 service area electric hourly peak demand and the 2023/2024 gas and steam service area hourly peak demand are as follows:

	Electric Projected Peak Demand	Gas Projected Peak Demand	Steam Projected Peak Demand
CECONY	12,990 MW	1,684 MDt	7.9 MMlb per hour
O&R	1,545 MW	241 MDt	

The electric peak demand occurs during the summer air conditioning season, and the gas peak and the steam actual hourly peak demand occur during the winter heating season. (pages 20, 22, 24-26)

- The Utilities' current five-year forecasts for 2023-2027 of average annual change in the peak demand in their service areas at design conditions are below and include the effect of certain electric energy efficiency programs and the anticipated phase-out of natural gas in certain new construction buildings, including major renovations, in New York City. (pages 8, 21-22, 24-26)

	Electric	Gas	Steam
CECONY	0.6 percent	1.0 percent	(0.1) percent
O&R	0.4 percent	(0.1) percent	

- The subset of distributed energy resources (DER) that produce electricity is collectively called distributed generation (DG). DG includes solar energy production facilities, fuel cells, and micro-turbines, and provides an alternative source of electricity for the Utilities' electric delivery customers.The Companies expect DERs and electric alternatives to gas and steam, to increase, and for gas and steam usage to decrease, as the Climate Leadership and Community Protection Act enacted by New York State and the Climate Mobilization Act enacted by New York City continue to be implemented. CECONY's smart solutions for gas customers include energy efficiency and heating electrification programs. The aggregate capacities of the DG projects connected to the Utilities' distribution systems at December 31, 2022 was as follows (pages 18-19):

	Total Distribution - Level DG	Number of DG Projects
CECONY	805 MW	53,498
O&R	264 MW	12,448

a. Page references to 2022 Form 10-K.

conEdison, inc.

ED LISTED NYSE

38

4Q 2022 Developments (cont'd)(a) CECONY & O&R In March 2019, due to gas supply constraints, CECONY established a temporary moratorium on new applications for firm gas service in most of Westchester County. In July 2020, CECONY filed a gas planning analysis with the NYSPSC that stated the moratorium could be lifted when increased pipeline capacity is achieved upon completion of Tennessee Gas Pipeline’s East 300 Upgrade Project (the East 300 Upgrade Project) or peak demand is reduced through efficiency and other demand side reductions to a level that would enable CECONY to lift the moratorium. The East 300 Upgrade Project would involve modifying two existing compressor stations in Pennsylvania and NJ and construction of one new compressor station in NJ. In April 2022, FERC issued a certificate of public convenience and necessity that authorizes Tennessee Gas Pipeline to construct and operate the East 300 Upgrade Project. In October 2022 and February 2023, FERC approved Tennessee Gas Pipeline's requests to begin construction activities for: (1) the existing compressor station in Pennsylvania and the new compressor station in NJ and (2) the existing compressor station in NJ, respectively. Tennessee Gas Pipeline’s East 300 Upgrade Project is expected to be completed by November 2023. (page 23) The Companies were not required to make cash contributions to the pension plan in 2022 under funding regulations and tax laws. However, CECONY and O&R made discretionary contributions to the pension plan in 2022 of $17 million and $13 million, respectively. In 2023, CECONY and O&R expect to make contributions to the pension plan of $8 million and $2 million, respectively. (page 90) At December 31, 2022, Con Edison has $767 million in general business tax credit carryovers (primarily renewable energy tax credits). If unused, these general business tax credit carryovers will begin to expire in 2034. Con Edison has a New York State NOL of $892 million, primarily as a result of accelerated tax depreciation. A deferred tax asset of $84 million has been recognized for these New York State NOL carryforwards that will begin to expire, if unused, in 2038, and no valuation allowance is needed as it is more likely than not that the deferred tax asset will be realized. In addition, Con Edison has a deferred tax asset on its New York City NOL carryforward of $17 million that will begin to expire, if unused, in 2035, and a related valuation allowance of $14 million as it is not more likely than not that the deferred tax assets will be realized. Con Edison also has a deferred tax asset of $46 million on other state net operating loss carryforwards that will begin to expire if unused in 2038, and have a related valuation allowance of $10 million, as it is not more likely than not that the deferred tax assets will be realized. (page 171) a. Page references to 2022 Form 10-K. 39

4Q 2022 Developments (cont'd)(a) Clean Energy Businesses In October 2022, Con Edison entered into a purchase and sale agreement pursuant to which Con Edison agreed to sell the Clean Energy Businesses to RWE Renewables Americas, LLC, a subsidiary of RWE Aktiengesellschaft. The Clean Energy Businesses were classified as held for sale as of December 31, 2022. The transaction is subject to customary closing conditions, including, among other things; expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which occurred on November 28, 2022; approval from the FERC under Section 203 of the Federal Power Act, which was obtained on January 20, 2023 and approval by the Committee on Foreign Investment in the United States, which was obtained on February 6, 2023. The transaction is expected to close on or about the end of the first quarter of 2023. (page 52) The impact of the anticipated sale of the Clean Energy Businesses is comprised of: transaction costs ($0.14 a share and $0.10 a share net of tax or $48 million and $35 million net of tax) and the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets ($(0.17) a share and $(0.12) a share net of tax or $(61) million and $(42) million net of tax). (page 11) The amount of income taxes for transaction costs and the effects of ceasing to record depreciation and amortization expenses was calculated using a combined federal and state income tax rate of 27% and 31% for the year ended December 31, 2022, respectively. Amounts also include the impact of the remeasurement of deferred state taxes and the valuation allowance for deferred tax assets ($0.34 a share net of federal taxes or $121 million net of federal taxes) for the year ended December 31, 2022. (page 11) The sale of the Clean Energy Businesses does not represent a strategic shift that has or will have a major effect on Con Edison, and as such, does not qualify for treatment as a discontinued operation. (page 131) The Clean Energy Businesses have 3,298 MW (AC) of utility-scale renewable energy projects in service (3,005 MW) or in construction (293 MW) and 69 MW (AC) of behind-the-meter renewable energy projects in service (69 MW) or in construction (— MW). (page 28) 6,926 million kWh of electricity was generated from solar projects and 1,280 million kWh generated from wind projects for the year ended December 31, 2022, compared to 6,219 million kWh of solar electricity and 1,300 million kWh of wind electricity generated for the same period in 2021. (page 29) a. Page references to 2022 Form 10-K. 40

2022 Earnings Earnings per Share Net Income for Common Stock ($ in Millions) 2022 2021 2022 2021 Reported Net Income for Common Stock and EPS – GAAP basis $4.68 $3.86 $1,660 $1,346 Impact of the anticipated sale of the Clean Energy Businesses (pre-tax) (0.03) — (13) — Income taxes (a) 0.35 — 127 — Impact of the anticipated sale of the Clean Energy Businesses (net of tax) 0.32 — 114 — HLBV effects (pre-tax) (0.17) (0.41) (61) (142) Income taxes (b) 0.05 0.12 19 44 HLBV effects (net of tax) (0.12) (0.29) (42) (98) Net mark-to-market effects (pre-tax) (0.51) (0.15) (181) (53) Income taxes (c) 0.16 0.05 56 16 Net mark-to-market effects (net of tax) (0.35) (0.10) (125) (37) Loss from sale of a renewable electric project (pre-tax) — 0.01 — 4 Income taxes (d) — — — (1) Loss from sale of a renewable electric project (net of tax) — 0.01 — 3 Remeasurement of deferred state taxes related to prior year dispositions (net of federal taxes) 0.04 — 13 — Remeasurement of deferred state taxes related to prior year dispositions (net of federal taxes) 0.04 — 13 Impairment loss related to investment in Honeoye (pre-tax) — 0.02 — 5 Income taxes — — — — Impairment loss related to investment in Honeoye (net of tax) — 0.02 — 5 Impairment loss related to investment in Mountain Valley Pipeline, LLC (pre-tax) — 0.66 — 231 Income taxes (e) — (0.19) — (69) Impairment loss related to investment in Mountain Valley Pipeline, LLC (net of tax) — 0.47 — 162 Impairment loss related to investment in Stagecoach (pre-tax) — 0.61 — 212 Income taxes (f) — (0.19) — (65) Impairment losses related to investment in Stagecoach (net of tax) — 0.42 — 147 Adjusted Earnings and Adjusted EPS – non-GAAP basis $4.57 $4.39 $1,620 $1,528 a. The impact of the anticipated sale of the Clean Energy Businesses is comprised of: transaction costs, the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets and the impact on the remeasurement of deferred state taxes and valuation allowance for deferred tax assets. The amount of income taxes for transaction costs and the effects of ceasing to record depreciation and amortization expenses was calculated using a combined federal and state income tax rate of 27% and 31% for the year ended December 31, 2022, respectively. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the year ended December 31, 2022 and 2021, respectively. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 32% for the year ended December 31, 2022 and 2021, respectively. d. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the year ended December 31, 2021. e. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the year ended December 31, 2021. f. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the year ended December 31, 2021. 41

2021 Adjusted EPS CECONY O&R CEBs CET Other 2022 Adjusted EPS Walk from 2021 EPS to 2022 EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) 2021 Reported EPS CECONY O&R CEBs CET Other 2022 Reported EPS $3.86 $0.06 $0.03 $0.32 $0.91 $(0.50) $4.68 $4.39 $0.06 $0.03 $0.09 $(0.02) $0.02 $4.57 (a) (a) a. Includes parent company and consolidation adjustments. 42

2022 vs. 2021 EPS Variances – Year Ended Variation CECONY(a) Higher electric rate base $0.14 Higher gas rate base 0.11 Lower costs related to winter storms and heat events 0.08 Higher income from allowance for funds used during construction 0.04 Lower health care and other employee benefits costs 0.03 Weather impact on steam revenues 0.02 Resumption of the billing of late payment charges and other fees to allowed rate plan levels (0.10) Lower incentives earned under the electric and gas earnings adjustment mechanisms (EAMs) and positive incentives (0.08) Higher stock-based compensation costs (0.05) Regulatory commission expense (0.03) Higher payroll taxes (0.01) Dilutive effect of stock issuances (0.07) Other (0.02) Total CECONY $0.06 O&R(a) Electric base rate increase 0.04 Gas base rate increase 0.02 Higher stock-based compensation costs (0.01) Other (0.02) Total O&R $0.03 Clean Energy Businesses(b) Higher wholesale revenue 0.59 Net mark-to-market effects 0.27 Impact of the anticipated sale of the Clean Energy Businesses 0.12 Loss from sale of a renewable electric project in 2021 0.01 Higher gas purchased for resale (0.39) HLBV effects (0.17) Higher operation and maintenance expense from engineering, procurement and construction of renewable electric projects (0.06) Higher cost from purchased power (0.01) Lower tax credits (0.01) Higher interest expense (0.01) Dilutive effect of stock issuances (0.02) Total Clean Energy Businesses $0.32 a. Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations. b. The Clean Energy Businesses were classified as held for sale as of December 31, 2022. 43

2022 vs. 2021 EPS Variances – Year Ended Variation Con Edison Transmission Impairment loss related to investment in Mountain Valley Pipeline, LLC 0.48 Impairment loss related to investment in Stagecoach in 2021 0.44 Impairment loss related to investment in Honeoye in 2021 0.02 Lower interest expense 0.01 Lower investment income (0.04) Remeasurement of deferred state taxes related to prior year dispositions (0.01) Other 0.01 Total CET $0.91 Other, including parent company expenses Impact of the anticipated sale of the Clean Energy Businesses (0.44) Remeasurement of deferred state tax related to prior year dispositions (0.03) Impact of net mark-to-market effects (0.02) Impairment related to investment in Stagecoach in 2021 (0.02) Impairment related to investment in Mountain Valley Pipeline, LLC (0.01) Dilutive effect of stock issuances 0.01 Other 0.01 Total Other, including parent company expenses $(0.50) Reported EPS (GAAP) 0.82 Impact of the anticipated sale of the Clean Energy Businesses 0.32 HLBV effects 0.17 Remeasurement of deferred state taxes related to prior year dispositions 0.04 Impairment loss related to investment in Mountain Valley Pipeline, LLC (0.47) Impairment impact related to investment in Stagecoach in 2021 (0.42) Net mark-to-market effects (0.25) Loss from sale of a renewable electric project in 2021 (0.01) Impairment loss related to investment in Honeoye in 2021 (0.02) Adjusted EPS (non-GAAP) $0.18 44

2022 vs. 2021 EPS Reconciliation by Company

Year Ended December 31, 2022	CECONY	O&R	CEBs	CET	Other(e)	Total
Reported EPS – GAAP basis	**$3.92**	**$0.25**	**$1.08**	**$—**	**$(0.57)**	**$4.68**
Transaction costs related to the anticipated sale of the Clean Energy Businesses (pre-tax)	—	—	—	—	0.14	0.14
Income taxes (a)	—	—	—	—	(0.04)	(0.04)
Transaction costs related to the anticipated sale of the Clean Energy Businesses (net of tax)	**—**	**—**	**—**	**—**	**0.10**	**0.10**
Ceasing recording of depreciation and amortization expenses related to the anticipated sale of the Clean Energy Businesses (pre-tax)	—	—	(0.17)	—	—	(0.17)
Income taxes (b)	—	—	0.04	—	0.01	0.05
Ceasing recording of depreciation and amortization expenses related to the anticipated sale of the Clean Energy Businesses (net of tax)	**—**	**—**	**(0.13)**	**—**	**0.01**	**(0.12)**
Impact of the anticipated sale of the Clean Energy Businesses on the remeasurement of deferred state taxes and valuation allowance for deferred tax assets (net of federal taxes)	—	—	0.01	—	0.33	0.34
Impact of the anticipated sale of the Clean Energy Businesses on the remeasurement of deferred state taxes and valuation allowance for deferred tax assets (net of federal taxes)	**—**	**—**	**0.01**	**—**	**0.33**	**0.34**
Remeasurement of deferred state taxes related to prior year dispositions (net of federal taxes)	—	—	—	0.01	0.03	0.04
Remeasurement of deferred state taxes related to prior year dispositions (net of federal taxes)	**—**	**—**	**—**	**0.01**	**0.03**	**0.04**
HLBV effects (pre-tax)	—	—	(0.18)	—	0.01	(0.17)
Income taxes (c)	—	—	0.04	—	0.01	0.05
HLBV effects (net of tax)	**—**	**—**	**(0.14)**	**—**	**0.02**	**(0.12)**
Net mark-to-market losses (pre-tax)	—	—	(0.51)	—	—	(0.51)
Income taxes (d)	—	—	0.13	—	0.03	0.16
Net mark-to-market losses (net of tax)	**—**	**—**	**(0.38)**	**—**	**0.03**	**(0.35)**
Adjusted EPS – Non-GAAP basis	**$3.92**	**$0.25**	**$0.44**	**$0.01**	**($0.05)**	**$4.57**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 27% for the year ended December 31, 2022.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the year ended December 31, 2022.
c. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the year ended December 31, 2022.
d. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the year ended December 31, 2022.
e. Includes parent company and consolidation adjustments.

conEdison, inc.
ED LISTED NYSE
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2022 vs. 2021 EPS Reconciliation by Company *(Con't)*

Year Ended December 31, 2021	CECONY	O&R	CEBs	CET	Other[f]	Total
Reported EPS – GAAP basis	**$3.86**	**$0.22**	**$0.76**	**($0.91)**	**$(0.07)**	**$3.86**
HLBV effects (pre-tax)	—	—	(0.41)	—	—	(0.41)
Income taxes (a)	—	—	0.10	—	0.02	0.12
HLBV effects (net of tax)	**—**	**—**	**(0.31)**	**—**	**0.02**	**(0.29)**
Net mark-to-market losses (pre-tax)	—	—	(0.15)	—		(0.15)
Income taxes (b)	—	—	0.04	—	0.01	0.05
Net mark-to-market losses (net of tax)	**—**	**—**	**(0.11)**	**—**	**0.01**	**(0.10)**
Loss from sale of a renewable electric project (pre-tax)	—	—	0.01	—	—	0.01
Income taxes (c)	—	—	—	—	—	—
Loss from sale of a renewable electric project (net of tax)	**—**	**—**	**0.01**	**—**	**—**	**0.01**
Impairment loss related to investment in Mountain Valley Pipeline, LLC (pre-tax)	—	—	—	0.66	—	0.66
Income taxes (d)	—	—	—	(0.18)	(0.01)	(0.19)
Impairment loss related to investment in Mountain Valley Pipeline, LLC (net of tax)	**—**	**—**	**—**	**0.48**	**(0.01)**	**0.47**
Impairment loss related to investment in Honeoye (pre-tax)	—	—	—	0.02	—	0.02
Income taxes	—	—	—	—	—	—
Impairment loss related to investment in Honeoye (net of tax)	**—**	**—**	**—**	**0.02**	**—**	**0.02**
Impairment loss related to investment in Stagecoach (pre-tax)	—	—	—	0.61	—	0.61
Income taxes (e)	—	—	—	(0.17)	(0.02)	(0.19)
Impairment loss related to investment in Stagecoach (net of tax)	**—**	**—**	**—**	**0.44**	**(0.02)**	**0.42**
Adjusted EPS – Non-GAAP basis	**$3.86**	**$0.22**	**$0.35**	**$0.03**	**$(0.07)**	**$4.39**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the year ended December 31, 2021.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 32% for the year ended December 31, 2021.
c. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the year ended December 31, 2021.
d. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the year ended December 31, 2021.
e. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the year ended December 31, 2021.
f. Includes parent company and consolidation adjustments.

conEdison, inc.
ED LISTED NYSE
46

Three-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP) 2020 2021 2022 Reported EPS – GAAP basis $3.29 $3.86 $4.68 Impact of the anticipated sale of the Clean Energy Businesses (pre-tax) — — (0.03) Income taxes (a) — — 0.35 Impact of the anticipated sale of the Clean Energy Businesses (net of tax) — — 0.32 HLBV effects (pre-tax) 0.14 (0.41) (0.17) Income taxes (a) (0.04) 0.12 0.05 HLBV effects (net of tax) 0.10 (0.29) (0.12) Net mark-to-market effects (pre-tax) 0.18 (0.15) (0.51) Income taxes (a) (0.05) 0.05 0.16 Net mark-to-market effects (net of tax) 0.13 (0.10) (0.35) Remeasurement of deferred state taxes related to prior year dispositions (net of federal taxes) — — 0.04 Remeasurement of deferred state taxes related to prior year dispositions (net of federal taxes) — — 0.04 Impairment losses related to investment in Mountain Valley Pipeline, LLC (pre-tax) 0.95 0.66 — Income taxes (a) (0.29) (0.19) — Impairment loss related to investment in Mountain Valley Pipeline, LLC (net of tax) 0.66 0.47 — Loss from sale of a renewable electric project (pre-tax) — 0.01 — Income taxes (a) — — — Loss from sale of a renewable electric project (net of tax) — 0.01 — Impairment loss related to investment in Stagecoach (pre-tax) — 0.61 — Income taxes (a) — (0.19) — Impairment losses related to investment in Stagecoach (net of tax) — 0.42 — Goodwill impairment on Honeoye (pre-tax) — 0.02 — Income taxes (a) — — — Goodwill impairment on Honeoye (net of tax) — 0.02 — Adjusted EPS – Non-GAAP basis $4.18 $4.39 $4.57 12 Months Ending December 31, a. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the years 2020 – 2022. 47

Earnings Adjustment Mechanisms (EAMs) and Positive Incentives


Earnings Adjustment Mechanisms
($ in millions)
$35
$2
$33
$92
$2
$90
$43
$3
$40
2020
2021
2022 (d)
CECONY
O&R


Positive Incentives(a)(e)
($ in millions)
$19
$1
$18
$2
$2
$13
$13
2020 (b)
2021 (c)
2022
CECONY
O&R

a. Does not reflect negative revenue adjustments for CECONY of $5 million, $0.7 million and $11 million recorded in 2020, 2021 and 2022, respectively, and immaterial amounts recorded in 2020, 2021 and 2022 for O&R.
b. In 2017, 2018 and 2019, CECONY achieved positive incentives of $12 million, $11 million, and $12 million respectively, one third of which, pursuant to the accounting rules for alternative revenue recognition of the collection of such incentives under the rate plans (GAAP), was recorded in 2020. In 2020, CECONY achieved and recorded positive incentives of $6 million in addition to recognizing positive incentives achieved in 2017 through 2019. In 2020, O&R achieved and recorded positive incentives $1 million.
c. In 2021, CECONY reversed out $6 million of positive incentives that were recorded in 2020.
d. In 2022, CECONY recorded a reduction in the amount of previously recorded earnings adjustment mechanisms of $4.9 million.
e. Our current rate case (2020 - 2022) allows CECONY and O&R to recognize the entire positive incentives in the year achieved.

conEdison, inc.
ED LISTED NYSE
48

Financial Impacts of COVID-19[a] [d]

Balance Sheet Impact – Aged A/R
($ in millions)



CECONY
O&R
Balances as of Dec. 31, 2022
$1,188.6
Increase from Feb. 28, 2020 to Dec. 31, 2022
$780.2
$313.8
$249.1
Increase from Feb. 28, 2020 to Dec. 31, 2022 (c)
Aged A/R(b)
Allowance for Uncollectible
Balances as of Dec. 31, 2022
$17.6
$8.2
Increase from Feb. 28, 2020 to Dec. 31, 2022
$6.4
$3.6
Increase from Feb. 28, 2020 to Dec. 31, 2022 (c)
Aged A/R(b)
Allowance for Uncollectible

a. In June 2022, the NYSPSC issued an order implementing a COVID-19 arrears assistance program that provides credits towards reducing the arrears balances of low-income electric and gas customers of CECONY and O&R. At the time the order was issued, the Utilities' eligible arrears balances were estimated to be $340 million, which includes: (1) $164.5 million and $1.6 million of the $250 million in state funding allocated to CECONY and O&R, respectively, and (2) a surcharge mechanism for recovery of the remaining eligible credit amounts commencing over a four year period after credits are issued for CECONY and over a one year period commencing after credits are issued for O&R, which became effective on September 1, 2022. For the year ended December 31, 2022, CECONY and O&R issued total credits of $359.9 million and $6.1 million, respectively, towards reducing customers' accounts receivable balances. The amounts available to credit the arrears balances of low-income CECONY and O&R customers pursuant to the June 2022 order may be reduced by amounts credited pursuant to the OTDA Program. See page 55 of the Form 10-K.

b. Represents the accounts receivable (A/R) balance in arrears over 60 days and 90 days for CECONY and O&R, respectively. The amounts exclude the current portion of the customers' balance.

c. Increases to Allowance for Uncollectible accounts were fully deferred. Deferral began in 2020 under the legislative, regulatory and related actions provision of CECONY and O&R's New York rate plans. The amounts deferred are reduced by the amount that the actual write-offs of customer accounts receivable balances were below the allowance reflected in rates.

d. In January 2023, the NYSPSC issued an order implementing a Phase 2 COVID-19 arrears assistance program that provides credits towards reducing the arrears balances of residential and small commercial electric and gas customers of CECONY and O&R. At the time the order was issued, CECONY's and O&R's eligible arrears balances were estimated to be $388.7 million and $2.9 million, respectively. See page 55 of the From 10-K.

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Customer Breakdown of Electric Deliveries and Revenues 2022 Electric Delivery Volumes Millions of kWh delivered CECONY 2022 Electric Revenues ($ in millions) 14,061 28,803 10,156 Full Service Retail Choice Residential/ Religious Commercial/ Industrial NYPA, Municipal and Other Sales $318 $3,811 $4,811 $811 Residential/ Religious Commercial/ Industrial NYPA, Municipal and Other Sales Other Operating Revenues 2,457 2,970 126 Full Service Retail Choice Residential/ Religious Commercial/ Industrial Public Authorities 480 275 19 Residential/ Religious Commercial/ Industrial Public Authorities Other Operating Revenues Commercial & Industrial customers share of 2022 CECONY electric deliveries and revenues: • 54% of volumes • 49% of revenues Commercial & Industrial customers share of 2022 O&R electric deliveries and revenues: • 53% of volumes • 36% of revenues O&R 50

Estimated Non-Weather Impact on Electric Delivery Volume and Revenues for the **year** ended December 31, 2022 vs. December 31, 2021

Impact on Electric Delivery Volume[a]
Millions of kWh delivered



CECONY
2%
295
Residential
5%
1,184
Commercial
3%
276
NYPA
O&R
—%
(12)
Residential
1%
43
Commercial

Impact on Electric Delivery Revenues[b]
$ in millions



CECONY
6%
$139
Residential
13%
$328
Commercial
10%
$61
NYPA
O&R
5%
$14
Residential
8%
$12
Commercial

CECONY - December 31, 2022 vs. December 31, 2021 | O&R - December 31, 2022 vs. December 31, 2021

a. Impact as compared to actuals for the year ended December 31, 2022 vs. December 31, 2021.
b. Impact as compared to actuals for the year ended December 31, 2022 vs. December 31, 2021. Delivery revenues are not adjusted for weather; changes in revenues include rate increases in each year. Amounts deferred from January - June are generally recoverable effective August 1st over a six-month period and amounts deferred July - December are generally recoverable effective February 1st over a six-month period for CECONY and amounts deferred from January - December are generally recoverable effective the following February 1st over a twelve-month period for O&R through the revenue decoupling mechanism provisions in the respective rate plans.

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$1,002 $1,072 $663 $761 $1,325 $1,217 $71 $134 $(103) $(42) $415 $219 $166 $170 $151 $173 $155 $175 $444 $464 $330 $332 $354 $387 $321 $304 $285 $298 $401 $436 2018 2019 2020 2021 2022 2023E CECONY Operations and Maintenance Expenses(a) ($ in millions) a. Prior to 2020, select facilities and telecommunication expenses were categorized as Other Expenses. After 2020, the expenses are included in the Departmental category. b. Other Expenses generally are either reconciled through amounts reflected in rates, or represent surcharges that are recovered in revenues from customers. c. Represents service costs net of capitalization and rate reconciliation; excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. For the year ended December 31, 2022, CECONY recorded net non-service cost components of $(333) million. See page 154 of the Form 10-K. d. Forecast reflects CECONY's February 2023 Joint Proposal for new electric and gas rate plans. The Joint Proposal is subject to approval by the NYSPSC. Other Expenses(b) $1,553 $1,563 $1,606 $1,691 $1,717 $1,851 2018 2019 2020 2021 2022 2023E Departmental Pension/ OPEBs (c) Regulatory Fees and Assessments Healthcare/ Other Employee Benefits Other 52 (d)

Composition of Regulatory Rate Base(a) (as of December 31, 2022) a. Average rate base for 12 months ended December 31, 2022. CECONY ($ in millions) Electric NY $24,753 Gas NY 8,924 Steam NY 1,703 Total CECONY $35,380 O&R ($ in millions) O&R Electric NY $1,032 O&R Gas NY 578 RECO NJ 319 Total O&R $1,929 Total Rate Base $37,309 CECONY Electric CECONY Gas CECONY Steam O&R RECO 53

Average Rate Base Balances ($ in millions) $28,515 $30,559 $32,359 $35,038 $37,309 $39,387 $42,349 $44,677 $27,057 $29,008 $30,697 $33,239 $35,380 $37,404 $40,211 $42,438 $1,458 $1,551 $1,662 $1,799 $1,929 $1,983 $2,138 $2,239 O&R CECONY 3-year CAGR 6.2% 2018 2019 2020 2021 2022 2023E 2024E 2025E CECONY Electric $20,057 $21,149 $22,101 $23,614 $24,753 $26,060 $27,975 $29,453 Gas 5,581 6,408 7,110 8,008 8,924 9,644 10,506 11,225 Steam 1,419 1,451 1,486 1,617 1,703 1,700 1,730 1,760 O&R Electric 806 842 901 965 1,032 1,044 1,144 1,200 Gas 426 455 490 527 578 607 649 679 RECO Electric 226 254 271 307 319 332 345 360 ForecastActual a. Forecast for 2023, 2024 and 2025 reflects CECONY's February 2023 Joint Proposal. The Joint Proposal is subject to approval by the NYSPSC. b. Amounts reflect the company’s five-year forecast presented to the Board of Directors on January 19, 2023. . (a) (a) (b) 54 (b) (b) (b)

Regulated Utilities' Rates of Return and Equity Ratios (12 Months ended December 31, 2022) Regulated Basis Authorized Actual CECONY Electric 8.8% 8.6% Gas 8.8 9.1 Steam 9.3 4.2 Overall – CECONY 8.8 8.5 CECONY Equity Ratio 48.0% 46.6% O&R Electric 9.2% 9.6% Gas 9.2 9.9 RECO 9.6 9.6 Overall – O&R 9.3 9.7 O&R Equity Ratio 48.0% 46.6% a. Weighted by rate base. (a) 55 (a)

Capital Investments ($ in millions) $5,249 $3,676 $4,085 $3,964 $4,465 $4,809 $4,846 $4,963 $3,210 $3,223 $3,466 $3,635 $4,001 $4,675 $4,840 $4,957 $1,791 $248 $616 $298 $399 $76 $248 $205 $3 $31 $65 $58 $6 $6 2018 2019 2020 2021 2022 2023E 2024E 2025E Actual Forecast (a) (b) (b) (b) (c) CECONY & O&R - actual Clean Energy Businesses - actual Con Edison Transmission - actual CECONY & O&R - forecast Clean Energy Businesses - forecast Con Edison Transmission - forecast a. 2018 includes Clean Energy Businesses' purchase of Sempra Solar Holdings, LLC. b. Con Edison's forecast reflects the divestiture of the Clean Energy Businesses by the end of March 2023. Additionally, it reflects a signed CECONY's February 2023 Joint Proposal for new electric and gas rate plans. The Joint Proposal is subject to approval by the NYSPSC. c. 2022 Form 10-K, page 31. 56

Utilities' Capital Investments ($ in millions) $3,210 $3,223 $3,466 $3,635 $4,001 $4,675 $4,840 $4,957 2018 2019 2020 2021 2022 2023E 2024E 2025E Gas Electric Annual CECONY Capital Investments Annual O&R Capital Investments Electric Gas Steam Depreciation Electric Gas Depreciation 2018 1,861 1,050 94 1,276 138 67 77 2019 1,851 1,078 91 1,373 142 61 84 2020 2,080 1,044 122 1,598 159 61 90 2021 2,189 1,126 103 1,705 147 70 95 2022 2,522 1,128 108 1,778 167 76 98 2023E 3,168 1,128 103 1,939 200 76 105 2024E 3,267 1,155 119 2,104 218 81 113 2025E 3,347 1,120 135 2,210 275 80 118 Steam Depreciation Actual Forecast a. Forecast reflects CECONY's February 2023 Joint Proposal for new electric and gas rate plans. The Joint Proposal is subject to approval by the NYSPSC. b. 2022 Form 10-K, page 31. (a) (a)(a) (b) 57

Financing Activity in 2022 Debt Financing ($ in millions) Debt Maturities in 2022 Issuer Amount Description CECONY $700 6.15% Debentures due 2052 Con Edison [parent company] $400 364-day Senior Unsecured Term Loan due June 2023 CEBs $150 364-day Senior Unsecured Term Loan due August 2023 O&R $100 5.70% Debentures due 2032 • Con Edison redeemed at maturity $293 million of 8.71% senior unsecured notes in June 2022 • Amortizing debt principal payments at CEBs 58

Financing Plan for 2023 – 2025 59

Commercial Paper Borrowings ($ in millions) 60

Capital Structure – December 31, 2022 ($ in millions) Consolidated Edison, Inc. Baa2 / BBB+ / BBB+ CECONY Baa1 / A- / A- O&R Baa2 / A- / A- Parent and Other Debt 21,196 50% Equity 20,889 50 Total $ 42,085 100% Debt $ 19,080 53% Equity 16,878 47 Total $ 35,958 100% Debt $ 1,068 53% Equity 931 47 Total $ 1,999 100% Debt $ 1,048 25% Equity 3,080 75 Total $ 4,128 100% Amounts shown exclude notes payable and include the current portion of long-term debt and term loans. Senior unsecured credit ratings shown in order of Moody’s / S&P / Fitch. Moody’s, S&P and Fitch have stable outlooks for each entity. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. 61

Rating Agency Credit Metrics

S&P revised the outlooks for Con Edison and subsidiaries to Stable from Negative following announcement of agreement to sell CEBs

Rating Agency	Rating / Outlook[a]	Rating Agency Key Metric[b]	Rating Agency Forecast[c]	Rating Agency Downgrade Threshold
Moody's Investors Services	• Con Edison: Baa2 / Stable • CECONY: Baa1 / Stable • O&R: Baa2 / Stable	CFO pre-WC[e] / Debt	• ~15% • 15 - 17% • 14 - 16%	• <13% • <14% • <15%
S&P Global Ratings[d]	• Con Edison: BBB+ / Stable • CECONY: A- / Stable • O&R: A- / Stable	Funds from operations to Debt	• 17 - 18% • 16 - 19% • 14 - 17%	• <16% • <16% • <16%
Fitch Ratings	• Con Edison: BBB+ / Stable • CECONY: A- / Stable • O&R: A- / Stable	Funds from operations-Adjusted Leverage	• ~5.0x • ~5.0x • 4.4x	• >5.0x • >5.0x • >5.0x

This slide reflects the company's understanding of certain credit criteria of the rating agencies at this time, which are subject to change.

Source: Moody's Rating Action October 3, 2022 for Con Edison, CECONY and O&R; S&P Rating Action October 6, 2022 for Con Edison, CECONY and O&R; Fitch Ratings press release "Fitch Affirms ConEd & Subsidiaries at 'BBB+'; Outlook Revised to Stable" March 21, 2022.

a. Represents senior unsecured ratings. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at anytime.
b. As defined and calculated by each respective rating agency. The rating agencies use other metrics that are not described on this slide.
c. Forecast represents: "over the next few years" for Moody's regarding Con Edison, and "going forward" for CECONY and O&R; "company will maintain" for S&P; "over the forecast period" for Fitch regarding Con Edison and CECONY and "over 2022-2024" regarding O&R.
d. S&P rates CECONY and O&R on a group rating methodology with Con Edison.
e. CFO pre-WC is defined by Moody's as cash flow from operations before changes in working capital.

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Income Statement – 2022 Fourth Quarter

($ in millions)

	CECONY	O&R	CEBs	CET[a]	Other[b]	Total
Total operating revenues	$3,296	$272	$462	$1	$—	$4,031
Depreciation and amortization	438	25	(1)	—	1	463
Other operating expenses	2,452	221	343	3	(1)	3,018
Total operating expenses	2,890	246	342	3	—	3,481
Operating income (loss)	406	26	120	(2)	—	550
Other income (deductions)	87	7	1	5	(43)	57
Interest expense (income)	218	13	33	2	—	266
Income before income tax expense (benefit)	275	20	88	1	(43)	341
Income tax expense (benefit)	23	4	16	4	121	168
Net income (loss)	$252	$16	$72	$(3)	$(164)	$173
Income attributable to non-controlling interest	—	—	(17)	—	—	(17)
Net income (loss) for common stock	$252	$16	$89	$(3)	$(164)	$190

For the CEBs, reconciliation of net income for common stock to adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (Non-GAAP)

Net income for common stock	$89
Mark-to-market pre-tax loss/(gain)	(19)
HLBV pre-tax loss/(gain)	(18)
Interest expense/(income), excluding mark-to-market effects of interest rate swaps	35
Income tax (benefit)/expense	16
Pre-tax equivalent of production tax credits (25%)	11
Held For Sale Operating Expenses pre-tax loss/(gain)	(2)
Adjusted EBITDA (Non-GAAP)	$112

a. Net income for common stock for CET of $(3) million includes pre-tax investment income of $4.8 million from New York Transco LLC.
b. Includes parent company and consolidation adjustments.

Con Edison's consolidated financial statements and the notes thereto are in Part II, Item 8 of the 2022 Form 10-K.

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Income Statement – 2022 Full Year

($ in millions)

	CECONY	O&R	CEBs	CET[a]	Other[b]	Total
Total operating revenues	$13,268	$1,085	$1,319	$4	$(6)	$15,670
Depreciation and amortization	1,778	98	178	1	1	2,056
Other operating expenses	9,355	851	773	13	(2)	10,990
Total operating expenses	11,133	949	951	14	(1)	13,046
Operating income (loss)	2,135	136	368	(10)	(5)	2,624
Other income (deductions)	332	23	3	19	(51)	326
Interest expense (income)	822	46	(35)	5	14	852
Income before income tax expense (benefit)	1,645	113	406	4	(70)	2,098
Income tax expense (benefit)	255	25	84	5	129	498
Net income (loss)	$1,390	$88	$322	$(1)	$(199)	$1,600
Loss attributable to non-controlling interest	—	—	(60)	—	—	(60)
Net income (loss) for common stock	$1,390	$88	$382	$(1)	$(199)	$1,660

For the CEBs, reconciliation of net income for common stock to adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (Non-GAAP)

	CEBs
Net income for common stock	$382
Mark-to-market pre-tax loss/(gain)	(181)
HLBV pre-tax loss/(gain)	(61)
Interest expense/(income), excluding mark-to-market effects of interest rate swaps	132
Income tax (benefit)/expense	84
Pre-tax equivalent of production tax credits (25%)	42
Held For Sale Operating Expenses pre-tax loss/(gain)	(2)
Depreciation and amortization	179
Adjusted EBITDA (Non-GAAP)	$575

a. Net income for common stock for CET of $(1) million includes pre-tax investment income of $19.1 million from New York Transco LLC.
b. Includes parent company and consolidation adjustments.

Con Edison's consolidated financial statements and the notes thereto are in Part II, Item 8 of the 2022 Form 10-K.

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Condensed Statement of Cash Flows – Year Ended December 31, 2022 ($ in millions) CECONY O&R CEBs(c) CET Other(a)(c) Total Net cash flows from/(used in) operating activities $3,263 $216 $506 $66 $(116) $3,935 Net cash flows used in investing activities (3,926) (235) (339) (65) — (4,565) Net cash flows from/(used in) financing activities 799 25 (97) (1) 288 1,014 Net change for the period 136 6 70 — 172 384 Balance at beginning of period 920 29 178 — 19 1,146 Balance at end of period (b) 1,056 35 248 — 191 1,530 Less: Change in cash balances held for sale (c) — — 248 — — 248 Balance at end of period excluding held for sale $1,056 $35 $— $— $191 $1,282 a. Includes parent company and consolidation adjustments. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A in Item 8 of the 2022 Form 10-K. c. Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses or CEBs) were held for sale as of December 31, 2022. Con Edison’s consolidated financial statements and the notes thereto are in Part II, Item 8 of the 2022 Form 10-K. 65

Condensed Balance Sheet – As of December 31, 2022 ($ in millions) CECONY O&R CEBs(a) CET Other(a) Total ASSETS Current assets $5,247 $332 $879 $4 $6,510 $12,972 Investments 539 20 — 286 (4) $841 Net plant 44,011 2,738 4,718 17 (4,718) $46,766 Other noncurrent assets 7,648 421 1,627 7 (1,217) $8,486 Total assets $57,445 $3,511 $7,224 $314 $571 $69,065 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $6,036 $409 $1,596 $163 $3,132 $11,336 Noncurrent liabilities 15,451 1,103 338 (86) (113) $16,693 Long-term debt 19,080 1,068 2,292 — (2,293) $20,147 Equity 16,878 931 2,998 237 (155) $20,889 Total liabilities and equity $57,445 $3,511 $7,224 $314 $571 $69,065 a. Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses or CEBs) were held for sale as of December 31, 2022. b. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Part II, Item 8 of the 2022 Form 10-K. 66

2022 Earnings Release Presentation February 16, 2023